UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2016

Southwest Airlines Co.
__________________________________________
(Exact name of registrant as specified in its charter)

Texas	1-7259	74-1563240
_____________________	_____________	______________
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P. O. Box 36611, Dallas, Texas	75235-1611
_________________________________	___________
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (214) 792-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

On September 7, 2016, Southwest Airlines Co. (the "Company") issued a press release announcing its traffic results for August 2016. The press release is furnished herewith as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

Tammy Romo, Executive Vice President and Chief Financial Officer of the Company, is scheduled to present on September 7, 2016 at the Cowen and Company 9th Annual Global Transportation Conference. An audio webcast of Ms. Romo’s remarks will be available on the Company’s Investor Relations website at http://investors.southwest.com, in the Events & Presentations section. The Company is providing the following guidance regarding its financial and operational trends:

•
Based on current booking and revenue trends, the Company continues to expect its third quarter 2016 operating revenue per available seat mile (RASM) to decline in the 3.5 to 4.5 percent range, as compared with third quarter 2015, with approximately 0.5 point of the decline resulting from the Company’s July 2016 technology outage.

•
Based on current cost trends and excluding fuel and oil expense, special items, and profitsharing expense, the Company continues to expect its third quarter 2016 unit costs to increase in the 3.0 to 4.0 percent range, as compared with third quarter 2015, including the impact from the July 2016 technology outage[1].

•
Based on the Company’s fuel derivative contracts and market prices as of September 2, 2016, the Company continues to expect its third quarter 2016 economic fuel costs to be approximately $2.05 per gallon, compared with third quarter 2015’s $2.20 per gallon[1].

•	The Company continues to expect its full year 2016 available seat miles (capacity) to increase in the 5.0 to 6.0 percent range, year-over-year.

•
The Company expects its full year 2017 capacity to increase less than 4.0 percent, year-over-year, with approximately 2.0 points of the increase relating to domestic growth and 1.0 to 2.0 points relating to international growth.

A replay of the audio webcast of Ms. Romo’s remarks will be available on the Company’s website at
http://investors.southwest.com, in the Events & Presentations section under Past Events and Related Presentations.

The information furnished in this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

1Projected results do not reflect the potential impact of special items, or fuel and oil expenses and profitsharing expense, where indicated, and the tax effect of all such items because the Company cannot reliably predict or estimate those items or expenses or their impact to its financial statements. Accordingly, a reconciliation of non-GAAP financial measures to the equivalent GAAP financial measures for projected results is not available without unreasonable effort.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits:

99.1 Southwest Airlines August 2016 Traffic Release.

Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Specific forward-looking statements include, without limitation, statements related to (i) the Company’s financial outlook and projected results of operations, including specific factors expected to impact the Company’s results of operations; (ii) the Company’s expectations with respect to fuel costs, including the Company’s expectations related to its management of risk associated with changing jet fuel prices; and (iii) the Company’s capacity plans and expectations. Forward-looking statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors include, among others, (i) changes in demand for the Company’s services and other changes in consumer behavior; (ii) the impact of economic conditions, fuel prices, actions of competitors (including, without limitation, pricing, scheduling, and capacity decisions and consolidation and alliance activities), governmental actions, and other factors beyond the Company’s control, on the Company’s business decisions, plans, and strategies; (iii) changes in aircraft fuel prices, the impact of hedge accounting, and any changes to the Company’s fuel hedging strategies and positions; (iv) the Company's ability to timely and effectively implement, transition, and maintain the necessary information technology systems and infrastructure to support its operations and initiatives; (v) the impact of labor matters on the Company’s business decisions, plans, strategies, and costs; (vi) the Company’s dependence on third parties; and (vii) other factors, as described in the Company's filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading "Risk Factors" in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Caution should be taken not to place undue reliance on the Company’s forward-looking statements, which represent the Company’s views only as of the date this report is filed. The Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST AIRLINES CO.

September 7, 2016	By	/s/ Tammy Romo

Tammy Romo
Executive Vice President & Chief Financial Officer
(Principal Financial and Accounting Officer)

Exhibit Index

Exhibit No.	Description

99.1	Southwest Airlines August 2016 Traffic Release.